SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 2000



                         GREENE COUNTY BANCSHARES, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


           Tennessee                 0-14289                 62-1222567
           ---------                 -------                 ----------
 (State or Other Jurisdiction      (Commission            (I.R.S. Employer
       of Incorporation)           File Number)          Identification No.)

            100 North Main Street, Greeneville, Tennessee 37743-4992
            --------------------------------------------------------
                    (Address of principal executive offices)


                                 (423) 639-5111
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

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Item 5.  Other Events.
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         On September 20, 2000, the Registrant's wholly owned subsidiary, Greene
County Bank, a Tennessee state-chartered bank (the "Bank"), entered into a Purchase and Assumption Agreement (the "Agreement") with Wachovia Bank, N.A., a national banking association ("Wachovia") for the Bank's assumption of deposits and purchase of certain assets of two branch offices of Wachovia located at 17510 Lee Highway, Abingdon, Virginia and 10 Bridge Street, Hot Springs, North Carolina.

         The Bank entered into this transaction as a means to gain entry into Virginia and North Carolina and permit the Bank to expand throughout the southwest Virginia and western North Carolina markets. Both regions are adjacent to the Bank's current market area of east Tennessee, but the Bank may not branch into Virginia and North Carolina except through such acquisitions.

         Under the terms of the Agreement, the Bank will acquire the loans, fixed assets, real property locations, cash, safe deposit arrangements and records of each of the two branch offices. In return, the Bank will assume the deposit liabilities of the two branches and will also pay Wachovia a deposit premium equal to 1% of the outstanding deposits being acquired, a branch acquisition fee equal to a total of $300,000, a loan purchase price equal to the net asset value of the loans being acquired, the fixed assets at net book value, the real property at fair market value and the cash on hand. The transaction is expected to close in mid-February 2001.

         The Bank does not plan to raise additional equity or to incur any debt in connection with the proposed transaction.

         Also on September 20, 2000, the Bank entered into a separate Purchase and Assumption Agreement (the "Second Agreement") with Wachovia pursuant to which Wachovia would assume the deposits and purchase certain assets of the Bank's existing branch located in Farragut, Tennessee (the "Farragut Branch"). The terms of the Second Agreement are intended to be substantially identical to that of the Agreement. It is a condition to the consummation of the Second Agreement that the parties to the Agreement have commenced the consummation of the transactions contemplated by that Agreement. However, it is not a condition to the consummation of the Agreement that the Second Agreement be similarly subject to consummation.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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   (a)  -         (b)      Not applicable.

         (c)      The following exhibit is filed as part of this report.

                  Exhibit 99.1      Press release dated September 20, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                      GREENE COUNTY BANCSHARES, INC.


Date:   October 5, 2000               By:   /s/ R. Stan Puckett
                                          --------------------
                                          R. Stan Puckett
                                          President, Chief Executive Officer and
                                          Director
                                          (Duly Authorized Representative)